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                                  EXHIBIT 23.3

                        CONSENT OF COOPERS & LYBRAND LLP


We consent to the incorporation by reference in the registration statement of ICO, Inc. on Form S-8 of our report dated, June 25, 1996, on our audits of the consolidated financial statements of Wedco Technology, Inc. as of March 31, 1996 and 1995, and for the years ended March 31, 1996, 1995, and 1994.




Coopers & Lybrand L.L.P.
Princeton, New Jersey

January 20, 1997